EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Open Solutions Inc. (the “Company”) of all of the stock of re:Member Data Services, Inc. (“RDS”) which was consummated on July 8, 2004. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 have been prepared as if the acquisition had occurred at January 1, 2003. The notes to the pro forma combined condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at that date.

     In February 2004 and June 2004, the Company purchased Maxxar Corporation and substantially all of the assets of Eastpoint Technologies, LLC, respectively. The pro forma impact of these transactions has not been included in the pro forma combined condensed financial statements for the six months ended June 30, 2004 because those transactions were not material to the Company’s consolidated statement of operations.

     The unaudited pro forma combined condensed financial information has been derived from the Company’s historical consolidated financial statements and those of RDS and should be read in conjunction with those financial statements and notes, the accompanying notes to the pro forma combined condensed financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are included elsewhere in these financial statements, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, and in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2004, filed with the Securities and Exchange Commission on August 16, 2004.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma combined condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
June 30, 2004

		re:Member Data	Pro Forma
	Open	Services,	Adjustments		Pro Forma
	Solutions Inc.	Inc.	(Note 2)		Combined
		(in thousands)
Current assets:
Cash and cash equivalents	$106,463	$7	$(21,869	)(a)	$84,601
Accounts receivable, net	14,491	882	—		15,373
Deferred costs	1,845	—	—		1,845
Prepaid expenses and other current assets	3,542	541	(537	)(j)	3,546

Total current assets	126,341	1,430	(22,406)		105,365
Fixed assets, net	6,769	1,718	—		8,487
Investments in marketable securities	12,974	—	—		12,974
Capitalized software cost, net	3,575	8,292	(7,542	)(b)	4,325
Other intangible assets, net	8,820	—	11,440	(c)	20,260
Other assets	—	113	(10	)(g)	103
Goodwill	20,739	—	10,280	(d)	31,019

Total assets	$179,218	$11,553	$(8,238)		$182,533

Current liabilities:
Accounts payable	$2,237	$817	$—		$3,054
Accrued expenses	8,171	506	414	(i)	9,091
Deferred revenue, current portion	19,607	1,357	—		20,964
Notes payable to bank	—	1,216	(1,216	)(e)	—
Capital lease obligations, current portion	316	229	(229	)(e)	316

Total current liabilities	30,331	4,125	(1,031)		33,425
Capital lease obligations, less current portion	42	253	(253	)(e)	42
Deferred revenue, less current portion	1,104	221	—		1,325
Due to shareholder	—	1,895	(1,895	)(f)	—
Other long-term liabilities	267	495	(495	)(g)	267

Total liabilities	31,744	6,989	(3,674)		35,059
Stockholders’ equity	147,474	4,564	(4,564	)(h)	147,474

Total liabilities and stockholders’ equity	$179,218	$11,553	$(8,238)		$182,533

See accompanying notes.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Year Ended December 31, 2003

	Year Ended	Year Ended
	December 31, 2003	March 31, 2004
		re:Member Data	Pro Forma
	Open	Services,	Adjustments			Pro Forma
	Solutions Inc.	Inc.	(Note 3)			Combined
		(in thousands, except share and per share data)
Revenues	$63,852	$12,886		$—		$76,738
Cost of revenues	28,881	4,846		150	(k)	33,877

Gross profit	34,971	8,040		150		42,861

Operating expenses
Sales and marketing	10,729	970		—		11,699
Product development	6,854	2,380		—		9,234
General and administrative	15,888	5,054		762	(l)	21,704

Total operating expenses	33,471	8,404		762		42,637

Income (loss) from operations	1,500	(364)		(912)		224
Interest and other income (expense), net	43	(179)		(41	)(m)	(177)

Income (loss) before income taxes	1,543	(543)		(953)		47
Income tax (provision) benefit	(234)	200		—		(34)

Net income (loss)	1,309	(343)		(953)		13

Preferred stock accretion charge	(31,500)	—		—		(31,500)
Net loss attributable to common shareholders	$(30,191)	$(343)	$			$(31,487)

Net loss per share:
Basic and diluted	$(7.74)					$(8.07)
Weighted average common shares:
Basic and diluted	3,903,252					3,903,252

See accompanying notes.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2004

		re:Member Data	Pro Forma
	Open	Services,	Adjustments		Pro Forma
	Solutions Inc.	Inc.	(Note 3)		Combined
		(in thousands, except share and per share data)
Revenues	$42,770	$6,312	$—		$49,082
Cost of revenues	18,140	2,561	(133	)(k)	20,568

Gross profit	24,630	3,751	133		28,514

Operating expenses
Sales and marketing	6,299	585	—		6,884
Product development	4,183	1,449	—		5,632
General and administrative	8,217	2,751	381	(l)	11,349

Total operating expenses	18,699	4,785	381		23,865

Income (loss) from operations	5,931	(1,034)	(248)		4,649
Interest and other income (expense), net	522	(100)	(15	)(m)	407

Income (loss) before income taxes	6,453	(1,134)	(263)		5,056
Income tax (provision) benefit	(312)	476	—		164

Net income (loss)	$6,141	$(658)	$(263)		$5,220

Net income (loss) per shares — basic	$0.35				$0.30
Weighted average common shares — basic	17,411,099				17,411,099
Net income (loss) per share — diluted	$0.32				$0.27
Weighted average common shares — diluted	19,404,573				19,404,573

See accompanying notes.

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL
STATEMENTS

Note 1 — The Transaction

     On July 8, 2004, the Company acquired the stock of RDS, a provider of core processing software and related services for credit unions, for cash consideration of $21,869,000. This acquisition was recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of purchased technology was determined by management based primarily on management’s best estimate of future cash flows expected to be generated by such technology. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operating results of this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition. The purchased technology related to this acquisition is being amortized over its useful life of five years. The other intangible assets, comprised of customer relationships, tradenames and a non-compete agreement are being amortized over their useful lives of sixteen, five and five years, respectively. Purchase accounting for this acquisition is preliminary, primarily with respect to the identification and valuation of intangibles, and is expected to be finalized during 2004.

The preliminary allocation of purchase price is summarized below:

Tangible assets acquired	$2,670,000
Purchased technology	750,000
Goodwill	10,280,000
Other intangible assets	11,440,000
Liabilities assumed	(3,271,000)

Purchase price	$21,869,000

Note 2 — Unaudited Pro Forma Combined Condensed Balance Sheet

     The following adjustments were applied to the Company’s historical balance sheet and those of RDS as of June 30, 2004 (in thousands):

(a	)	Payment of cash for the RDS acquisition	$(21,869)
(b	)	Establishment of acquired purchased technology based on an independent valuation	$750
		Elimination of RDS’s capitalized software	(8,292)

			$(7,542)

Note 2 — Unaudited Pro Forma Combined Condensed Balance Sheet (continued)

(c	)	To record the following intangible assets based on an independent valuation:
		Acquired customer list	$11,100
		Acquired non-compete agreement	160
		Acquired tradenames	180

			$11,440
(d	)	To record goodwill	$10,280
(e	)	Repayment of RDS’ notes payable and capital lease obligations	$(1,698)
(f	)	Repayment of RDS’ notes payable to shareholder	$(1,895)
(g	)	Elimination of RDS’ deferred tax assets excluded from the acquisition	$(10)
		Elimination of RDS’ deferred tax liabilities excluded from the acquisition	(495)
(h	)	Elimination of RDS’ common stock and retained earnings	$(4,564)
(i	)	Accrued deal costs in connection with the RDS acquisition	$317
(j	)	Elimination of assets excluded from the acquisition	$537

Note 3 — Unaudited Pro Forma Combined Condensed Statements of Operations

     The following adjustments were applied to the Company’s historical statements of operations and those of RDS for the year ended December 31, 2003 and the six month period ended June 30, 2004 (in thousands):

			Year Ended	Six Months
			December	Ended June
			31, 2003	30, 2004
(k	)	To record the following:
		Amortization of the Company’s purchased technology	$150	$75
		Elimination of RDS’s amortization of capitalized software	—	(208)

			$150	$(133)

The amortization of purchased technology has been calculated based on a new fair value basis of $750,000, amortized over five years. The purchased technology will be amortized over its useful life of five years in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, based on the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining economic life of the product. The Company estimates that the straight-line method will likely be greater than the ratio of current gross revenues to the total of current and anticipated future gross revenues.

(l	)	To record the following:
		Amortization of the Company’s purchased customer list	$694	$347
		Amortization of the Company’s purchased non-compete agreement	32	16
		Amortization of the Company’s purchased tradenames	36	18

			$762	$381

Note 3 — Unaudited Pro Forma Combined Condensed Statements of Operations
(continued)

The amortization of customer lists has been calculated based on a new fair value basis of $11,100, amortized over sixteen years. The amortization of the non-compete agreement has been calculated based on a fair value basis of $160 amortized over five years. The amortization of tradenames has been calculated based on a fair value basis of $180 amortized over five years. Customer lists, the non-compete agreement and tradenames will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. The Company estimates that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

(m	)	To record the following:
		Decrease in interest expense in connection with the shareholder loan, notes payable and capital lease obligations	180	100
		Decrease in interest income related to use of $21,869 in cash for the acquisition, using a 1.05% interest rate, the Company’s average interest rate for the period.	$(221)	$(115)

			$(41)	$(15)